ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070468425-56
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/06/2007 11:48 AM
	Entity Number E0471452007-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	AVENUE SOUTH LTD.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. Name 502 EAST JOHN STREET, CARSON CITY, Nevada 89706 (MANDATORY) Physical Street Address, City, Zip Code (OPTIONAL) Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 100000000 Par value per share: $ 0.001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. IRINA GOLDMAN Name 5 VICTORY RD, SUFFERN, NY 10901 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	CSC SERVICES OF NEVADA, INC. X [signature] Name, Signature 502 EAST JOHN STREET, CARSON CITY, NV 89706 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] 7/6/07 Authorized Signature of R. A. or On Behalf of R. A. Company, Date

This form must be accompanied by appropriate fees.